Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE SECURITIES

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Attn: Head of Frequent Borrower Syndicate Desk

Fax: +44 20 7325 8193

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attn: Debt Syndicate

Fax: +44 20 7516 7548

Tel: +44 20 7773 9098

Daiwa Capital Markets Europe Limited

5 King William Street

London EC4N 7AX

United Kingdom

Attn: Manager, Transaction Management

Fax: +44 20 7597 8644

Tel: +44 20 7597 8000

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

Attn.: Debt Syndicate Desk

Fax: +44 20 7774 2330

Tel: +44 20 7774 1000